The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-867-2654.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected therein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific performance characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  There can be no assurance as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

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Dated:  December 22, 2005

Term Sheet

MASTR Adjustable Rate Mortgages Trust 2005-8

(Issuer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Transferor)

Wells Fargo Bank, N.A.
(Master Servicer and Trust Administrator)

Mortgage Pass-Through Certificates, Series 2005-8

$[719,199,000]

(Approximate, subject to +/- 5% Variance)

UBS Investment Bank
For use with base prospectus dated June 2, 2005

Term Sheet

Date Prepared: December 22, 2005

MASTR Adjustable Rate Mortgages Trust 2005-8

Mortgage Pass-Through Certificates, Series 2005-8

$[719,199,000] (Approximate, Subject to +/- 5% Variance)

Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class	Principal Amount ($) (Approx)	Certificate Type	Pass-Through Rate	WAL (Yrs) Call/ Maturity (1)	Expected Principal Window (1) Start - Call - Maturity	Expected Ratings (2)
1-A-1	79,330,483	FLT / SNR	(3)	1.82/1.82	1 – 76 – 80	AAA/Aaa
2-A-1	471,797,811	FLT / SNR	(4)	2.56/2.64	1 – 76 – 112	AAA/Aaa
3-A-1	168,070,706	FLT / SNR	(5)	3.34/3.71	1 – 76 – 129	AAA/Aaa
B-1		FLT / MEZZ	(6)	Not Offered Hereby
B-2		FLT / MEZZ	(6)	Not Offered Hereby
B-3		FLT / MEZZ	(6)	Not Offered Hereby
B-4		FLT / MEZZ	(6)	Not Offered Hereby

(1)

The WAL and Payment Window for the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates are shown to the Optional Termination date and to maturity at the Pricing Prepayment Speed and assuming an Investor Settlement Date of December 30, 2005.  Also  assumes that One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT remain constant at rates of 4.370%, 4.663%, 4.810% and 4.472%, respectively, per annum.

(2)

Ratings from two of S&P, Moody’s or Fitch Ratings.

(3)

For each Distribution Date, the Pass-Through Rate for the Class 1-A-1 Certificates will be equal to the lesser of (i) One-Month LIBOR plus a margin of [TBD]% (which margin will be multiplied by 2 after the Optional Termination Date) and (ii) the related Net WAC Rate Cap.

(4)

For each Distribution Date, the Pass-Through Rate for the Class 2-A-1 Certificates will be equal to the lesser of (i) One-Month LIBOR plus a margin of [TBD]% (which margin will be multiplied by 2 after the Optional Termination Date) and (ii) the related Net WAC Rate Cap.

(5)

 For each Distribution Date (a) prior to and including the 118th Distribution Date, the Pass-Through Rate for the Class 3-A-1 Certificates will be equal to the lesser of (i) [TBD]% per annum and (ii) the related Net WAC Rate Cap, and (b) after the 118th Distribution Date, the Pass-Through Rate for the Class 3-A-1 Certificates will be equal to the lesser of (i) One-Year LIBOR plus a margin of [TBD]% and (ii) the related Net WAC Rate Cap.

(6)

For each Distribution Date, the Pass-Through Rate for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be equal to the lesser of (i) One-Month LIBOR plus the related margin (in each case, which margin will be multiplied by 1.5 after the Optional Termination Date), and (ii) the related Net WAC Rate Cap.

Depositor:

Mortgage Asset Securitization Transactions, Inc.

Underwriter:

UBS Securities LLC

Transferor:

UBS Real Estate Securities Inc.

Master Servicer:

Wells Fargo Bank, N.A.

Trustee:

JPMorgan Chase Bank, N.A.

Trust Administrator:

Wells Fargo Bank, N.A.

Swap Provider:

[UBS AG, London Branch]

Interest Rate

Cap Contract

Counterparty:

[UBS AG, London Branch]

Cut-off Date:

December 1, 2005.

Closing Date:

December 29, 2005.

Investor Settlement Date:

December [29], 2005.

Distribution Date:

The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in January 2005.

Senior Certificates:

The Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates.

Offered Certificates:

The Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates.

Non-offered Certificates:

The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

Subordinate Certificates:

The Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

Retained Certificates:

The Class C Certificates.

Interest Accrual Period:

The interest accrual period with respect to the Certificates (except for the Class 3-A-1 Certificates) for a given Distribution Date will be the period beginning with the prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an Actual/360 basis).

The interest accrual period with respect to the Class 3-A-1 Certificates for a given Distribution Date will be calendar month immediately preceding the Distribution Date (on a 30/360 basis).

Registration:

The Offered Certificates will be made available in book-entry form through DTC.

Federal Tax Treatment:

The Trust will be established as one or more REMICs for federal income tax purposes.

ERISA Eligibility:

The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations, and provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of certain class exemptions.

SMMEA Treatment:

The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:

The Master Servicer may, at its option, purchase all but not less than all of the Mortgage Loans in the trust on  the later of (a) any Distribution Date on or after the first date on which the current aggregate scheduled principal balance, as of that date of determination, is 10% or less than the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date and (b) the Distribution Date in January 2011.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 100% PPC which is:

for 6 month adjustable-rate Mortgage Loans, 30% CPR constant for the first 6 months in the life of the Mortgage Loan and then 60% CPR thereafter;

for 2 year hybrid Mortgage Loans, 25% CPR growing to 45% CPR over the first 24 months in the life of the Mortgage Loan and then 60% CPR thereafter;

for 3 year hybrid Mortgage Loans, 25% CPR growing to 45% CPR over the first 36 months in the life of the Mortgage Loan and then 60% CPR thereafter;

for 5 year hybrid Mortgage Loans, 25% CPR growing to 45% CPR over the first 60 months in the life of the Mortgage Loan and then 60% CPR thereafter;

for 7 year hybrid Mortgage Loans, 18% CPR growing to 40% CPR over the first 84 months in the life of the Mortgage Loan and then 60% CPR thereafter; and

for 10 year hybrid Mortgage Loans, 15% CPR growing to 40% CPR over the first 120 months in the life of the Mortgage Loan and then 60% CPR thereafter.

Mortgage Loans:

The Mortgage Loans consist of adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 years. Approximately 60.80% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly based upon the London interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of the first day of the month prior to the month of such Adjustment Date (“One-Year LIBOR”). Approximately 38.12% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly based upon the London interbank offered rate for six-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of the first day of the month prior to the month of such Adjustment Date (“Six-Month LIBOR”). Approximately 1.08% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly based upon the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related Mortgage Note (“One-Year CMT”).

The interest rate for each Mortgage Loan adjusts monthly to equal the sum of the related index and the related gross margin. All of the Mortgage Loans are subject to a maximum mortgage rate.

The aggregate principal balance of the Mortgage Loans as of the Cut-off Date was approximately $767,145,599.

The Mortgage Loans will be segregated into three groups (the “Group 1 Mortgage Loans,” the “Group 2 Mortgage Loans” and the “Group 3 Mortgage Loans”).  All of the Group 2 Mortgage Loans have original principal balances that conform to Fannie Mae and Freddie Mac guidelines.

Relationship of

Certificates to

Mortgage Loan

Groups:

The Class 1-A-1 Certificates are related to the Group 1 Mortgage Loans.  The Class 2-A-1 Certificates are related to the Group 2 Mortgage Loans.  The Class 3-A-1 Certificates are related to the Group 3 Mortgage Loans.  The Subordinate Certificates are related to all of the Mortgage Loans.  Generally, each class of Certificates receives distributions from Mortgage Loans in its related Loan Group.

Swap Contract:

The trust administrator, on behalf of a trust separate from the trust fund (the “Supplemental Interest Trust”), will enter into an interest rate swap agreement (the “Swap Contract”) with the Swap Provider.  Under the Swap Contract, on each distribution date, the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Contract based on a schedule and the Swap Provider will be obligated to make floating payments based on equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Contract), (y) the notional amount for that distribution date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the Swap Provider will make a “Net Swap Payment” for deposit into a segregated trust account established on the closing date (the “Swap Account”) pursuant to a swap administration agreement, dated as of the closing date.

Upon early termination of the Swap Contract, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Contract.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust will be deducted from available funds (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) before distributions to certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.

Cap Contract:

From the 23rd distribution date through and including the 85th distribution date, the certificates will have the benefit of a cap contract to pay certain amounts on such certificates.  Such cap contract requires the counterparty to make a payment to the extent one-month LIBOR (as set forth in the cap contract) for any interest accrual period (subject to a ceiling rate) exceeds the rate set forth in the cap contract, multiplied by the lesser of (i) the notional amount set forth in the cap contract and (ii) the aggregate certificate principal balance of the Class 1-A-1 and Class 2-A-1 Certificates and the Subordinate Certificates and adjusted for the actual number of days in the related accrual period.  Cap payments, if any, made by the counterparty will be deposited in an account (the “Net WAC Rate Carryover Reserve Account”) and will be available for distribution as set forth herein under “Payments from the Net WAC Rate Carryover Reserve Account.”

Credit Enhancement:

Senior/subordinate, overcollateralization structure.  Each class of Subordinate Certificates will have a higher payment priority than those classes of Subordinate Certificates, if any, with the same alphabetical designation and a higher numerical designation. The credit enhancement information shown below is approximate and subject to +/- 0.50% variance and includes the initial Overcollateralization Target Amount equal to [0.50]%.

Class of Certificates	Initial Credit Enhancement Percentage
Class 1-A-1	[6.30]%
Class 2-A-1	[6.30]%
Class 3-A-1	[6.30]%
Class B-1	[3.65]%
Class B-2	[2.10]%
Class B-3	[0.95]%
Class B-4	[0.50]%

Allocation of Losses:

Realized losses on the Mortgage Loans will be allocated on any Distribution Date (i) first, to Net Monthly Excess Cashflow, (ii) second, to Net Swap Payments received under the Swap Contract and (iii) third, sequentially to the Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.  Thereafter, realized losses on the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans will be allocated to the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates, respectively, until their respective Certificate Principal Balances are reduced to zero.

Allocated Realized

Loss Amount

With respect to any class of Senior Certificates or Subordinate Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Senior Certificates or Subordinate Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining undistributed from previous Distribution Dates minus any subsequent recoveries applied to such Allocated Realized Loss Amount.

Overcollateralization

The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (a)

Amount:

the aggregate principal balance of the Mortgage Loans as of the last day of the related due period over (b) the sum of the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates, after taking into account the distribution of principal on such Distribution Date.

Overcollateralization

Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to  approximately [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Closing Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) approximately [1.00]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (y) approximately [0.50]% of the aggregate principal balance of the Mortgage Loans as of the Closing Date or (iii) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Overcollateralization

Target Release

Amount:

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date and without giving effect to any other distributions on the offered certificates in reduction of their respective Certificate Principal Balances on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Maintenance

Amount:

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount for such Distribution Date exceeds the Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date but before giving effect to any other distributions on the Senior Certificates and Subordinate Certificates in reduction of the their respective Certificate Principal Balances on such Distribution Date).

Principal Distribution

Amount:

With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Target Maintenance Amount for such Distribution Date.

Group 1 Principal

Distribution Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the amount equal to the lesser of (i) the Certificate Principal Balance of the Class 1-A-1 Certificates and (ii) the Group 1 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates; provided, however, that (A) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 2-A-1 Certificates is reduced to zero, the Group 2 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 2-A-1 Certificates to zero will be applied to increase the Group 1 Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as the Class 3-A-1 Certificates are outstanding), on a pro rata basis, (B) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 3-A-1 Certificates is reduced to zero, the Group 3 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 3-A-1 Certificates to zero will be applied to increase the Group 1 Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding) and the Group 2 Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding), on a pro rata basis, and (C) on any such Distribution Date after the events described in clauses (A) and (B) both occur, the Group 1 Principal Distribution Amount shall equal the Principal Distribution Amount available for distribution to the Senior Certificates.

Group 1 Principal

Distribution Percentage:

With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of the Principal Remittance Amount received with respect to Group 1 Mortgage Loans, and the denominator of which is the amount of the Principal Remittance Amount received from all of the Mortgage Loans.

Group 1 Senior

Principal Distribution

Amount:

With respect to any Distribution Date (a) on or after the Stepdown Date or (b) on which a Trigger Event is not in effect, the amount equal to the lesser of (i) the Certificate Principal Balance of the Class 1-A-1 Certificates and (ii) the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates; provided, however, that (A) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 2-A-1 Certificates is reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 2-A-1 Certificates to zero will be applied to increase the Group 1 Senior Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding) and the Group 3 Senior Principal Distribution Amount (so long as the Class 3-A-1 Certificates are outstanding), on a pro rata basis, (B) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 3-A-1 Certificates is reduced to zero, the Group 3 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 3-A-1 Certificates to zero will be applied to increase the Group 1 Senior Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding) and the Group 2 Senior Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding), on a pro rata basis, and (C) on any such Distribution Date after the events described in clauses (A) and (B) both occur, the Group 1 Senior Principal Distribution Amount shall equal the Senior Principal Distribution Amount available for distribution to the Senior Certificates.

Group 2 Principal

Distribution Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the amount equal to the lesser of (i) the Certificate Principal Balance of the Class 2-A-1 Certificates and (ii) the Group 2 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates; provided, however, that (A) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 1-A-1 Certificates is reduced to zero, the Group 1 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 1-A-1 Certificates to zero will be applied to increase the Group 2 Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as the Class 3-A-1 Certificates are outstanding), on a pro rata basis, (B) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 3-A-1 Certificates is reduced to zero, the Group 3 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 3-A-1 Certificates to zero will be applied to increase the Group 1 Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding) and the Group 2 Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding), on a pro rata basis, and (C) on any such Distribution Date after the events described in clauses (A) and (B) both occur, the Group 2 Principal Distribution Amount shall equal the Principal Distribution Amount available for distribution to the Senior Certificates.

Group 2 Principal

Distribution Percentage:

With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of the Principal Remittance Amount received with respect to Group 2 Mortgage Loans, and the denominator of which is the amount of the Principal Remittance Amount received from all of the Mortgage Loans.

Group 2 Senior

Principal Distribution

Amount:

With respect to any Distribution Date (a) on or after the Stepdown Date or (b) on which a Trigger Event is not in effect, the amount equal to the lesser of (i) the Certificate Principal Balance of the Class 2-A-1 Certificates and (ii) the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates; provided, however, that (A) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 1-A-1 Certificates is reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 1-A-1 Certificates to zero will be applied to increase the Group 2 Senior Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding) and the Group 3 Senior Principal Distribution Amount (so long as the Class 3-A-1 Certificates are outstanding), on a pro rata basis,, (B) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 3-A-1 Certificates is reduced to zero, the Group 3 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 3-A-1 Certificates to zero will be applied to increase the Group 2 Senior Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding) and the Group 1 Senior Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding), on a pro rata basis, and (C) on any such Distribution Date after the events described in clauses (A) and (B) both occur, the Group 2 Senior Principal Distribution Amount shall equal the Senior Principal Distribution Amount available for distribution to the Senior Certificates.

Group 3 Principal

Distribution Amount:

With respect to any Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the amount equal to the lesser of (i) the Certificate Principal Balance of the Class 3-A-1 Certificates and (ii) the Group 3 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates; provided, however, that (A) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 1-A-1 Certificates is reduced to zero, the Group 1 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 1-A-1 Certificates to zero will be applied to increase the Group 3 Principal Distribution Amount (so long as the Class 3-A-1 Certificates are outstanding) and the Group 2 Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding), on a pro rata basis, (B) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 2-A-1 Certificates is reduced to zero, the Group 2 Principal Distribution Percentage of the Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 2-A-1 Certificates to zero will be applied to increase the Group 3 Principal Distribution Amount (so long as the Class 3-A-1 Certificates are outstanding) and the Group 1 Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding), on a pro rata basis, and (C) on any such Distribution Date after the events described in clauses (A) and (B) both occur, the Group 3 Principal Distribution Amount shall equal the Principal Distribution Amount available for distribution to the Senior Certificates.

Group 3 Principal

Distribution Percentage:

With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of the Principal Remittance Amount received with respect to Group 3 Mortgage Loans, and the denominator of which is the amount of the Principal Remittance Amount received from all of the Mortgage Loans.

Group 3 Senior

Principal Distribution

Amount:

With respect to any Distribution Date (a) on or after the Stepdown Date or (b) on which a Trigger Event is not in effect, the amount equal to the lesser of (i) the Certificate Principal Balance of the Class 3-A-1 Certificates and (ii) the Group 3 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates; provided, however, that (A) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 1-A-1 Certificates is reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 1-A-1 Certificates to zero will be applied to increase the Group 3 Senior Principal Distribution  Amount (so long as the Class 3-A-1 Certificates are outstanding) and the Group 2 Senior Principal Distribution Amount (so long as the Class 2-A-1 Certificates are outstanding), on a pro rata basis, (B) with respect to any such Distribution Date on which the Certificate Principal Balance of the Class 2-A-1 Certificates is reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 2-A-1 Certificates to zero will be applied to increase the Group 3 Senior Principal Distribution Amount (so long as the Class 3-A-1 Certificates are outstanding) and the Group 1 Senior Principal Distribution Amount (so long as the Class 1-A-1 Certificates are outstanding), on a pro rata basis, and (C) on any such Distribution Date after the events described in clauses (A) and (B) both occur, the Group 3 Senior Principal Distribution Amount shall equal the Senior Principal Distribution Amount available for distribution to the Senior Certificates.

Basic Principal

Distribution Amount

With respect to any Distribution Date, the lesser of (a) the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates immediately prior to such Distribution Date and (b) the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Target Release Amount, if any, for such Distribution Date.

Principal Remittance

Amount:

With respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected on the Mortgage Loans by the servicers that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the servicers during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and subsequent recoveries received during such Prepayment Period with respect to the Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the collection account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustment Amount deposited in the collection account during such Prepayment Period with respect to the Mortgage Loans and (vi) on the Distribution Date on which the trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Mortgage Loans.

Senior Principal

Distribution Amount:

The Senior Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [87.40]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period minus approximately $[3,835,728].

Class B-1 Principal

Distribution Amount:

The Class B-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [92.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period minus approximately $[3,835,728].

Class B-2 Principal

Distribution Amount:

The Class B-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates and Class B-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and Class B-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [95.80]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period minus approximately $[3,835,728].

Class B-3 Principal

Distribution Amount:

The Class B-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates and Class B-1 and Class B-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [98.10]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period minus approximately $[3,835,728].

Class B-4 Principal

Distribution Amount:

The Class B-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Senior Certificates and Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the payment of the Senior Principal Distribution Amount, Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount and Class B-3 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [99.00]% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period minus approximately $[3,835,728].

Stepdown Date:

The earlier to occur of  (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in January 2009 and  (B) the date that the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount) for the Senior Certificates is  greater  than  or equal to [12.60]%.

Credit Enhancement

Percentage:

For any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (a) the aggregate Certificate Principal Balance of the Subordinate Certificates and (b) the Overcollateralization Amount by (y) the aggregate Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

Trigger Events:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)

the percentage obtained by dividing (x) the aggregate principal balance of Mortgage Loans  delinquent [90] days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related mortgaged properties have been acquired by the Trust and Mortgage Loans discharged due to bankruptcy) by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [TBD]% of the Credit  Enhancement Percentage for the prior Distribution Date as specified in the Pooling and Servicing Agreement for the most senior class of Certificates then outstanding; or

(b)

the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related due period divided by the aggregate principal balance of the Mortgage Loans  as  of  the Cut-off  Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In

Percentage

January 2007 through December 2007

   [TBD]%

January 2008 through December 2008

   [TBD]%

January 2009 through December 2009

   [TBD]%

January 2010 through December 2010

   [TBD]%

January 2011 and thereafter

   [TBD]%

Pass-Through Rate:

The Pass-Through Rates of the certificates are described in the notes to the table on page 3 of this term sheet.

Available Funds:

With respect to any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans, net of amounts (including applicable fees and indemnification amounts) reimbursable therefrom to the master servicer, each servicer (except with respect to the Servicing Fees referenced in clause (i) of this definition), the trustee, the trust administrator, the transferor, the depositor or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the servicer by the Determination Date, after deduction of the Servicing Fee for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates and (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period.

Net Mortgage Rate:

With respect to any Distribution Date and each Mortgage Loan, the Mortgage Rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related master servicing fee rate, the trustee fee rate as provided in the pooling and servicing agreement and any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its stated principal balance).

Net WAC

Rate Cap:

For any Distribution Date and the Class 1-A-1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Group 1 Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the supplemental interest trust, divided by the outstanding principal balance of the Group 1 Mortgage Loans and (ii) 12.

For any Distribution Date and the Class 2-A-1 Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Group 2 Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the supplemental interest trust, divided by the outstanding principal balance of the Group 2 Mortgage Loans and (ii) 12.

For any Distribution Date and the Class 3-A-1 Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 3 Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding principal balance of the Group 3 Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the supplemental interest trust, divided by the outstanding principal balance of the Group 3 Mortgage Loans and (ii) 12.

For any Distribution Date and the Subordinate Certificates will be a per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Net WAC Rate Cap for each of the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates, weighted on the basis of their Group Subordinate Amounts.

Group Subordinate

Amount:

For any Distribution Date, and (i) the Class 1-A-1 Certificates, the excess of the aggregate principal balance of the Group 1 Mortgage Loans over the Certificate Principal Balance of the Class 1-A-1 Certificates, (ii) the Class 2-A-1 Certificates, the excess of the aggregate principal balance of the Group 2 Mortgage Loans over the Certificate Principal Balance of the Class 2-A-1 Certificates and (iii) the Class 3-A-1 Certificates, the excess of the aggregate principal balance of the Group 3 Mortgage Loans over the Certificate Principal Balance of the Class 3-A-1 Certificates.

Net WAC Rate

Carryover Amount:

For any class of Class 1-A-1 or Class 2-A-1 Certificates or Subordinate Certificates for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate not been subject to the related Net WAC Rate Cap, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Rate Cap and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Pass-Through Rate (calculated without reference to the related Net WAC Rate Cap) applicable for such class for such Accrual Period.

Interest Remittance

Amount:

With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received with respect to the Mortgage Loans.

Monthly Interest

Distributable Amount

For any Distribution Date and each class of Senior Certificates and Subordinate Certificates, equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date, and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest

Shortfall Amount

(i) For each class of Senior Certificates and Subordinate Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Senior Certificates and Subordinate Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net Monthly

Excess Cashflow:

For any Distribution Date, the sum for such Distribution Date of (a) any Overcollateralization Target Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Senior Certificates and Subordinate Certificates, (B) the Unpaid Interest Shortfall Amounts for the Senior Certificates and Subordinate Certificates and (C) the Principal Remittance Amount.

Allocation of

Available Funds:

Distributions to holders of each class of offered certificates will be made on each Distribution Date from Available Funds.

Interest Distributions:

(I)

First, on each Distribution Date, the trust administrator will withdraw from the distribution account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and distribute such amount concurrently, to the holders of the Senior Certificates, up to the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each class of such Certificates for such Distribution Date; and

(II)

Second, on each Distribution Date, distributions to the extent of the Interest Remittance Amount remaining undistributed for such Distribution Date will be distributed sequentially to the holders of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount for each such class.

On each Distribution Date, the portion of the Interest Remittance Amount received on the Group 1 Mortgage Loans will be deemed to be distributed to the Class 1-A-1 Certificates, the portion of the Interest Remittance Amount received on the Group 2 Mortgage Loans will be deemed to be distributed to the Class 2-A-1 Certificates and the portion of the Interest Remittance Amount received on the Group 3 Mortgage Loans will be deemed to be distributed to the Class 3-A-1 Certificates, in each case, until the related Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount of each such class of certificates for such Distribution Date has been paid in full. Thereafter, the portion of the Interest Remittance Amount not required for such distributions is available to be applied to the class or classes of certificates that are not related to such group of Mortgage Loans.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls will be allocated, first, to the interest distribution amount with respect to the Class C Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Senior Certificates and the Subordinate Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.  The holders of the Senior Certificates and the Subordinate Certificates will not be entitled to reimbursement for any such interest shortfalls.

Principal Distributions:

(I)

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount for such Distribution Date will be distributed, sequentially, as follows:

(1)

first, to the Senior Certificates, the Principal Distribution Amount will be distributed, concurrently, as follows:

(a)

the Group 1 Principal Distribution Amount will be distributed to the Class 1-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(b)

the Group 2 Principal Distribution Amount will be distributed to the Class 2-A-1 Certificates, until its Certificate Principal Balance is reduced to zero; and

(c)

the Group 3 Principal Distribution Amount will be distributed to the Class 3-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(2)

second, to the Class B-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(3)

second, to the Class B-2 Certificates, until its Certificate Principal Balance is reduced to zero;

(4)

second, to the Class B-3 Certificates, until its Certificate Principal Balance is reduced to zero; and

(5)

second, to the Class B-4 Certificates, until its Certificate Principal Balance is reduced to zero.

(II)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(1)

first, to the Senior Certificates, the Senior Principal Distribution Amount will be distributed, concurrently, as follows:

(a)

the Group 1 Senior Principal Distribution Amount will be distributed to the Class 1-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(b)

the Group 2 Senior Principal Distribution Amount will be distributed to the Class 2-A-1 Certificates, until its Certificate Principal Balance is reduced to zero; and

(c)

the Group 3 Senior Principal Distribution Amount will be distributed to the Class 3-A-1 Certificates, until its Certificate Principal Balance is reduced to zero;

(2)

second, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(3)

third, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(4)

fourth, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(5)

fifth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

Overcollateralization

Provisions:

The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow will be distributed as follows:

(1)

first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Target Maintenance Amount for such Distribution Date, (without taking into account amounts, if any, received under the Swap Contract, distributable to such holders as part of the Principal Distribution Amount), as described under “—Allocation of Available Funds—Principal Distributions” above;

(2)

second, concurrently, to the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount, for each such class;

(3)

third, sequentially, to the holders of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount, for each such class;

(4)

fourth, to make payments to the Net WAC Rate Carryover Reserve Account, to the extent any Net WAC Rate Carryover Amounts are required to be distributed to the holders of the Senior Certificates and Subordinate Certificates, pro rata based on Net WAC Rate Carryover Amounts, in each case, without taking into account amounts, if any, received under the Swap Contract;

(5)

fifth, to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(6)

sixth, any remaining funds to the Class C Certificates.

Payments from the

Swap Account:

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions” above, the trust administrator will withdraw from amounts in the Swap Account to distribute to the Swap Provider and to the Senior Certificates and Subordinate Certificates in the following order of priority:

(1)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Contract for such Distribution Date;

(2)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(3)

third, concurrently, to the Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distribution of the Interest Remittance Amount,

(4)

fourth, sequentially, to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(5)

fifth, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”

(6)

sixth, sequentially, (x) first, concurrently, to the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates, pro rata, and (y) second, sequentially, to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; and

(7)

seventh, to the Senior Certificates and Subordinate Certificates, pro rata, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

Payments from the

Net WAC Rate

Carryover Account:

On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions” above and withdrawals from the Swap Account, the trust administrator will withdraw from amounts in the Net WAC Rate Carryover Account to distribute to the Senior Certificates and Subordinate Certificates in the following order of priority:

(1)

first, concurrently, to the Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distribution of the Interest Remittance Amount,

(2)

second, sequentially, to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(3)

third, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under “—Overcollateralization Provisions;”

(4)

fourth, sequentially, (x) first, concurrently, to the Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates, pro rata, and (y) second, sequentially, to the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; and

(5)

fifth, to the Senior Certificates and Subordinate Certificates, pro rata, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account.

WEIGHTED AVERAGE LIFE TABLE TO OPTIONAL TERMINATION DATE (1)

Class 1-A-1 Certificates	25 PPC	50 PPC	100 PPC	125 PPC	200 PPC
Wtd. Avg. Life (years)	6.27	3.53	1.82	1.41	0.70
Principal Window (months)	1 - 195	1 - 123	1 - 76	1 - 63	1 - 32

Class 2-A-1 Certificates	25 PPC	50 PPC	100 PPC	125 PPC	200 PPC
Wtd. Avg. Life (years)	7.36	4.49	2.56	2.07	1.23
Principal Window (months)	1 - 195	1 - 123	1 - 76	1 - 63	1 - 60

Class 3-A-1 Certificates	25 PPC	50 PPC	100 PPC	125 PPC	200 PPC
Wtd. Avg. Life (years)	9.07	5.73	3.34	2.73	1.90
Principal Window (months)	1 - 195	1 - 123	1 - 76	1 - 63	1 - 61

(1)  Assumes an Investor Settlement Date of December 30, 2005.

(2)  Assumes that One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT remain constant at rates of 4.370%, 4.663%, 4.810% and 4.472%, respectively, per annum.

WEIGHTED AVERAGE LIFE TABLE TO MATURITY (1)

Class 1-A-1 Certificates	25 PPC	50 PPC	100 PPC	125 PPC	200 PPC
Wtd. Avg. Life (years)	6.40	3.56	1.82	1.41	0.70
Principal Window (months)	1 - 265	1 - 152	1 - 80	1 - 63	1 - 32

Class 2-A-1 Certificates	25 PPC	50 PPC	100 PPC	125 PPC	200 PPC
Wtd. Avg. Life (years)	7.64	4.63	2.64	2.14	1.23
Principal Window (months)	1 - 307	1 - 198	1 - 112	1 - 93	1 - 60

Class 3-A-1 Certificates	25 PPC	50 PPC	100 PPC	125 PPC	200 PPC
Wtd. Avg. Life (years)	9.72	6.23	3.71	3.06	1.94
Principal Window (months)	1 - 325	1 - 215	1 - 129	1 - 113	1 - 77

(1)  Assumes an Investor Settlement Date of December 30, 2005.

(2)  Assumes that One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year CMT remain constant at rates of 4.370%, 4.663%, 4.810% and 4.472%, respectively, per annum.

CLASS 1-A-1 CERTIFICATES NET WAC RATE CAP TABLE (1) (2)

Period	Net WAC Rate Cap (%)	Period	Net WAC Rate Cap (%)	Period	Net WAC Rate Cap (%)
1	6.1561	36	6.4757	71	8.0540
2	5.1634	37	6.2429	72	8.2591
3	8.0018	38	6.2196	73	7.9316
4	7.2343	39	6.9025	74	7.8709
5	7.4336	40	6.2114	75	8.3492
6	7.1358	41	6.4197	76	7.7507
7	7.3154	42	6.1940
8	7.0248	43	6.3778
9	6.9719	44	6.1509
10	7.1842	45	6.1303
11	6.9017	46	6.3140
12	7.0812	47	6.0934
13	6.8054	48	6.3862
14	6.7597	49	6.1587
15	7.4351	50	6.2142
16	6.6730	51	6.8835
17	6.8530	52	6.4543
18	6.5924	53	6.7999
19	6.8491	54	6.8598
20	6.5891	55	7.0796
21	6.5515	56	6.8175
22	6.7324	57	6.9937
23	6.4803	58	7.1886
24	6.6615	59	8.6697
25	6.4503	60	8.9061
26	6.4178	61	8.5603
27	6.8882	62	8.5266
28	6.4136	63	9.3741
29	6.6438	64	8.4070
30	6.4179	65	8.7053
31	6.6021	66	8.3627
32	6.3614	67	8.5776
33	6.3344	68	8.2390
34	6.5186	69	8.1772
35	6.2868	70	8.3860

(1)  Assumes each underlying collateral index value remains constant at 20.00% per annum and at the Pricing Prepayment Speed to the Optional

     Termination Date and an Investor Settlement Date of December 30, 2005.

(2)  Assumes no cashflow from the Cap Contract or the Swap Contract.

CLASS 2-A-1 CERTIFICATES NET WAC RATE CAP TABLE (1) (2)

Period	Net WAC Rate Cap (%)	Period	Net WAC Rate Cap (%)	Period	Net WAC Rate Cap (%)
1	6.8353	36	5.9924	71	6.6324
2	5.7346	37	5.7953	72	6.8219
3	6.4781	38	5.7917	73	6.5722
4	5.8501	39	6.4083	74	6.5435
5	6.0394	40	5.7918	75	6.9652
6	5.8431	41	5.9813	76	6.4890
7	6.0327	42	5.7877
8	5.8332	43	5.9776
9	5.8286	44	5.7814
10	6.0187	45	5.7781
11	5.8203	46	5.9674
12	6.0103	47	5.7720
13	5.8125	48	5.9613
14	5.8088	49	5.7661
15	6.4272	50	5.7632
16	5.8044	51	6.3777
17	5.9974	52	5.7584
18	5.8004	53	5.9657
19	5.9902	54	5.7825
20	5.8041	55	5.9746
21	5.8004	56	5.7783
22	5.9908	57	5.7749
23	5.7949	58	6.0297
24	5.9846	59	7.0814
25	5.7884	60	7.2737
26	5.7903	61	6.9964
27	6.1862	62	6.9549
28	5.8044	63	7.6555
29	5.9958	64	6.8761
30	5.8056	65	7.0659
31	5.9966	66	6.8010
32	5.8011	67	6.9907
33	5.7978	68	6.7304
34	6.0001	69	6.6967
35	5.8030	70	6.8862

(1)  Assumes each underlying collateral index value remains constant at 20.00% per annum and at the Pricing Prepayment Speed to the Optional

     Termination Date and an Investor Settlement Date of December 30, 2005.

(2)  Assumes no cashflow from the Cap Contract or the Swap Contract.

CLASS 3-A-1 CERTIFICATES NET WAC RATE CAP TABLE (1) (2)

Period	Net WAC Rate Cap (%)	Period	Net WAC Rate Cap (%)	Period	Net WAC Rate Cap (%)
1	6.0748	36	6.0753	71	6.0759
2	6.0748	37	6.0753	72	6.0759
3	6.0748	38	6.0753	73	6.0760
4	6.0748	39	6.0754	74	6.0760
5	6.0748	40	6.0754	75	6.0760
6	6.0749	41	6.0754	76	6.0760
7	6.0749	42	6.0754
8	6.0749	43	6.0754
9	6.0749	44	6.0754
10	6.0749	45	6.0755
11	6.0749	46	6.0755
12	6.0749	47	6.0755
13	6.0750	48	6.0755
14	6.0750	49	6.0755
15	6.0750	50	6.0755
16	6.0750	51	6.0756
17	6.0750	52	6.0756
18	6.0750	53	6.0756
19	6.0750	54	6.0756
20	6.0751	55	6.0756
21	6.0751	56	6.0756
22	6.0751	57	6.0757
23	6.0751	58	6.0757
24	6.0751	59	6.0757
25	6.0751	60	6.0757
26	6.0751	61	6.0757
27	6.0752	62	6.0758
28	6.0752	63	6.0758
29	6.0752	64	6.0758
30	6.0752	65	6.0758
31	6.0752	66	6.0758
32	6.0752	67	6.0758
33	6.0753	68	6.0759
34	6.0753	69	6.0759
35	6.0753	70	6.0759

(1)  Assumes each underlying collateral index value remains constant at 20.00% per annum and at the Pricing Prepayment Speed to the Optional

     Termination Date and an Investor Settlement Date of December 30, 2005.

(2)  Assumes no cashflow from the Cap Contract or the Swap Contract.

Contact Information

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC
MBS Finance
Sameer Tikoo	(212) 713-2952
Douglas Adelman	(212) 713-1329
MBS Trading/Structuring
Brian Bowes	(212) 713-2860
David Rashty	(212) 713-2860
Margarita Genis	(212) 713-2860